CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Bridgeway Funds, Inc. and to the use of our report dated August 26, 2019 on the financial statements and financial highlights of Aggressive Investors I Fund, Ultra-Small Company Fund, Ultra-Small Company Market Fund, Small-Cap Growth Fund, Small-Cap Value Fund, Blue Chip Fund, and Managed Volatility Fund, each a series of shares of beneficial interest in Bridgeway Funds, Inc.. Such financial statements and financial highlights appear in the June 30, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 23, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Bridgeway Funds, Inc. and to the use of our report dated August 26, 2019 on the financial statements and financial highlights of Omni Small-Cap Value Fund and Omni Tax-Managed Small-Cap Value Fund, each a series of shares of beneficial interest in Bridgeway Funds, Inc.. Such financial statements and financial highlights appear in the June 30, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

October 23, 2019